UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2023

Cemtrex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208 Brooklyn, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective as of January 23, 2023, Cemtrex, Inc. (the “Company”) will effect a reverse stock split of its outstanding shares of common stock at a ratio of one-for-thirty five (the “Reverse Split”). The Reverse Split, which was approved by the Company’s board of directors under authority granted by the Company’s stockholders by written consent without a meeting on December 14, 2022, was consummated pursuant to a Certificate of Amendment filed with the Secretary of State of Delaware on January 12, 2023 (the “Certificate of Amendment”). The Reverse Split will take effect on January 23, 2023.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split will take effect at 12:01 a.m. Eastern Standard Time on January 23, 2023 and will be reflected with the Nasdaq Capital Market (“Nasdaq”) and in the marketplace at the open of business on January 23, 2023 (the “Effective Date”), whereupon the shares of common stock began trading on a split-adjusted basis. In connection with the Reverse Split, the Company’s common stock will continue to trade on Nasdaq under the symbol “CETX” but will trade under a new CUSIP Number, 15130G 709.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Reverse Split, divided by (ii) thirty-five.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one additional whole share of the post-Reverse Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Split.

State Filing. The Reverse Split was effected by the Company filing the Certificate of Amendment with the Secretary of State of the State of Delaware on January 23, 2023. The Certificate was not effective until the Effective Date. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue 50,000,000 shares of common stock and the Reverse Split has no impact on such amount. As of January 22, 2023 (immediately prior to the Effective Date), there were 27,778,856 shares of common stock outstanding. As a result of the Reverse Split, there will be approximately 793,682 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Split.

All options, convertible securities, unvested shares of restricted stock and warrants of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, convertible securities, unvested shares of restricted stock, restricted stock units and warrants are exercisable or convertible by thirty-five and multiplying the exercise or conversion price thereof by thirty-five, as a result of the Reverse Split.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation to implement the Reverse Split.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: January 20, 2023	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer